UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2022

Innovative Food Holdings, Inc.
(Exact name of registrant as specified in its charter)

Florida	0-9376	20-1167761
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

28411 Race Track Road, Bonita Springs, Florida	34135
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (239) 596-0204

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Item 1.01.	Entry into a Material Definitive Agreement.

Effective November 28, 2022 the Company entered into a Board Observer Agreement with Denver J. Smith (the “Agreement”). Mr. Smith is part of a Schedule 13D group (the “Group”) which holds approximately 8.3% of our outstanding common stock. The Group had threatened a proxy contest, and to avoid expense and disruption associated with a proxy contest the company has signed the Agreement with the Group. The Agreement provides, among other things, that for up to six (6) months, with certain minor limitations, Mr. Smith will have observer status at all meetings held by our Board of Directors as well as meetings held by the various Committees of our Board of Directors. In addition, the Agreement provides for Mr. Smith to become a member of our Board of Directors on or before the six (6) month anniversary of the Agreement subject to fulfillment of the Board’s fiduciary responsibilities. The Agreement contains certain “standstill” provisions regarding proxy contests, Board membership and joining certain ownership groups. The Agreement is conditional upon the Group maintaining certain minimum ownership of our common stock as well as imposing duties of confidentiality and securities law compliance.

The foregoing descriptions of the Agreement is qualified in its entirety by reference to the Agreement attached as an exhibit to this Form 8-K and incorporated by reference in this Item 1.01. Defined terms used in this 8-K and not defined herein shall the meanings assigned them in the Agreement.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description

10.1	Board Observer Agreement dated as of November 28, 2022 between the Registrant and Denver J. Smith.
99.1	Press release dated November 29, 2022.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVATIVE FOOD HOLDINGS, INC.

Dated: November 29, 2022
By: /s/ SAM KLEPFISH Sam Klepfish, CEO